Exhibit 4.3

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUED UPON ITS

EXERCISE ARE SUBJECT TO THE RESTRICTIONS ON
TRANSFER SET FORTH IN SECTION 5 OF THIS WARRANT

Warrant No. _________                                                                                              Number of Shares: ____________
                                                                                                                     (subject to adjustment)
                                                               Date of Issuance: __________________, 2008

VeruTEK Technologies, Inc.

Common Stock Purchase Warrant (Void after __________, 2013)

VeruTEK Technologies, Inc., a Nevada corporation (the "Company"), for value received, hereby certifies that ____________________, or its permitted registered assigns (the "Registered Holder"), is entitled, subject to the terms and conditions set forth below, to purchase from the Company, at any time or from time to time on or after the date of issuance and on or before 5:00 p.m. (Eastern Time) on _____________, 2013 the number of shares of common stock, $.001 par value per share, of the Company ("Common Stock"), set forth above (subject to adjustment as set forth herein) at a purchase price of $1.30 per share.  The shares purchasable upon exercise of this Warrant, and the purchase price per share therefor, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Shares" and the "Purchase Price," respectively.

1.Exercise.

(a) Method of Exercise.  The Registered Holder may, at its option, elect to exercise this Warrant, in whole or in part (but not for less than 5,000 Warrant Shares at any time) and at any time or from time to time, by surrendering this Warrant, with the purchase form appended hereto as Exhibit I duly executed by or on behalf of the Registered Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, as follows:

(i) Exercise for Cash.  Payment in full, in lawful money of the United States, of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise.

(ii) Cashless Exercise.  This Warrant may also be exercised by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the VWAP (as defined below) on the Trading Day immediately preceding the date of such election;

(B) = the Purchase Price of this Warrant, as adjusted; and

(X) = the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a trading market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the trading market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time); (b)  if the Common Stock is then listed or quoted on the OTC Bulletin Board, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.

(b) Exercise Date.  Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in subsection 1(a) (the "Exercise Date").  At such time, certificates for Warrant Shares shall be issuable in the name of the Registered Holder upon such exercise as provided in subsection 1(c) below and such Registered Holder shall be deemed to have become the holder of record of the Warrant Shares represented by such certificates.

(c) Issuance of Certificates.  As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within 20 business days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Registered Holder, or as the Registered Holder (upon payment by the Registered Holder of any applicable transfer taxes) may direct in connection with the transfer of this Warrant in accordance with the provisions of Section 5 hereof:

(i) a certificate or certificates for the number of whole Warrant Shares to which the Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which the Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 3 hereof; and

(ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of Warrant Shares for which this Warrant was so exercised.

2. Adjustments.

(a) Adjustment for Stock Splits and Combinations.  If the Company shall at any time or from time to time after the date on which this Warrant was first issued (the "Original Issue Date") effect a subdivision of the outstanding Common Stock, the Purchase Price then in effect immediately before that subdivision shall be proportionately decreased.  If the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Purchase Price then in effect immediately before the combination shall be proportionately increased.  Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b) Adjustment for Certain Dividends and Distributions.  In the event the Company at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Purchase Price then in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Purchase Price then in effect by a fraction:

(1)           the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)           the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Purchase Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Purchase Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

(c)            Adjustment in Number of Warrant Shares.  When any adjustment is required to be made in the Purchase Price pursuant to subsections 2(a) or 2(b), the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

(d)            Adjustment for Reorganization.  If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Common Stock is converted into or exchanged for securities, cash or other property (other than a transaction covered by subsections 2(a) or 2(b)) (collectively, a "Reorganization"), then, following such Reorganization, the Registered Holder shall receive upon exercise hereof the kind and amount of securities, cash or other property which the Registered Holder would have been entitled to receive pursuant to such Reorganization if such exercise had taken place immediately prior to such Reorganization.  In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder, to the end that the provisions set forth in this Section 2 (including provisions with respect to changes in and other adjustments of the Purchase Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities, cash or other property thereafter deliverable upon the exercise of this Warrant.

(e) Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Purchase Price pursuant to this Section 2, the Company at its expense shall, as promptly as reasonably practicable thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Registered Holder a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property for which this Warrant shall be exercisable and the Purchase Price) and showing in detail the facts upon which such adjustment or readjustment is based.  The Company shall, as promptly as reasonably practicable after the reasonable written request at any time of the Registered Holder, furnish or cause to be furnished to the Registered Holder a certificate setting forth (i) the Purchase Price then in effect and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the exercise of this Warrant.

3. Fractional Shares.  The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall pay the value thereof (as determined in good faith by the Board of Directors of the Company) to the Registered Holder in cash.

4. Investment Representations.  By its acceptance hereof (and upon its exercise hereof), the Registered Holder shall be deemed to represent and warrant to the Company as follows:

(a) Investment.  It is acquiring the Warrant, and (if and when it exercises this Warrant) it will acquire the Warrant Shares, for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and the Registered Holder has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

(b) Accredited Investor.  The Registered Holder is an "accredited investor" as defined in Rule 501(a) under the Securities Act of 1933, as amended (the "Act").

(c)             Experience; Investment Risk.  The Registered Holder has made such inquiry concerning the Company and its business and personnel as it has deemed appropriate; and the Registered Holder has sufficient knowledge and experience in finance and business, including without limitation, with regard to investment in non-listed and non-registered securities, that it is capable of evaluating the risks and merits of its investment in the Company, has evaluated the merits and risks of such an investment, and recognizes the highly speculative nature of this investment.  The Registered Holder recognizes that the exercise of the Warrants and the purchase of Warrant Shares involves a high degree of risk in that (i) the Company will need additional capital but has no assurance of additional necessary capital; (ii) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company; (iii) an investor may not be able to liquidate his or her investment; (iv) transferability of the Warrant Shares is extremely limited; (v) an investor could sustain the loss of his or her entire investment; and (vi) the Company is and will be subject to numerous other risks and uncertainties, including without limitation, significant and material risks relating to the Company’s business, and the industries and markets in which the Company will compete and other matters described in the Company’s reports filed with the United States Securities and Exchange Commission.

5.Transfers, etc.

(a)             This Warrant and the Warrant Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, in all respects, to the effect that such sale or transfer is exempt from the registration requirements of the Act.  Notwithstanding the foregoing, no registration or opinion of counsel shall be required for a transfer (without consideration and not in satisfaction of any existing or contemplated legal obligation) by a Registered Holder which is an entity to a wholly owned subsidiary of such entity, by a Registered Holder which is a partnership to a partner of such partnership or to the estate of any such partner, or by a Registered Holder which is a limited liability company to a member of such limited liability company or to the estate of any such member.  As a condition to any transfer of this Warrant, the transferee of this Warrant shall agree in writing to be subject to the terms of this Warrant.

(b) Each certificate representing Warrant Shares shall bear a legend substantially in the following form:

"The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended.  The shares have been acquired for investment and may not be offered, sold or otherwise transferred in the absence of an effective registration statement with respect to the shares or an exemption from the registration requirements of said Act that is then applicable to the shares, as to which a prior opinion of counsel may be required by the issuer or the transfer agent."

By its acceptance hereof, the Registered Holder is deemed to agree and acknowledge that the Company is under no obligation to register the Warrant Shares under the Act or any other applicable securities laws

(c) The Company will maintain a register containing the name and address of the Registered Holder of this Warrant.  The Registered Holder may change its address as shown on the warrant register by written notice to the Company requesting such change.

(d)            Subject to the provisions of Section 5 hereof, this Warrant and all rights hereunder are transferable, in whole or in part (but not for less than 5,000 Warrant Shares at any time to any single transferee), upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit II hereto) at the principal office of the Company (or, if another office or agency has been designated by the Company for such purpose, then at such other office or agency).

6. No Impairment.  The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be reasonably necessary or appropriate in order to protect the rights of the Registered Holder against impairment.

7. Notices of Record Date, etc.   In the event:

(a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

(b) of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity and its Common Stock is not converted into or exchanged for any other securities or property), or any transfer of all or substantially all of the assets of the Company; or

(c)           of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will send or cause to be sent to the Registered Holder a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up.  Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

8. Reservation of Stock.  The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares and other securities, cash and/or property, as from time to time shall be issuable upon the exercise of this Warrant.

9. Exchange or Replacement of Warrants.

(a) Upon the surrender by the Registered Holder, properly endorsed, to the Company at the principal office of the Company of this Warrant, the Company will, subject to the provisions of Section 5 hereof, issue and deliver to or upon the order of the Registered Holder, at the Company's expense, a new Warrant or Warrants of like tenor, in the name of the Registered Holder or as the Registered Holder (upon payment by the Registered Holder of any applicable transfer taxes) may direct in connection with the transfer of this Warrant in accordance with the provisions of Section 5 hereof, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock (or other securities, cash and/or property) then issuable upon exercise of this Warrant.

(b) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement acceptable to the Company (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

10.            Agreement in Connection with Public Offering.  By its acceptance hereof, the Registered Holder is deemed to agree, in connection with any public offering of the Company's securities pursuant to a registration statement under the Act, (i) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock held by the Registered Holder (other than any shares included in the offering) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company's securities for a period of 214 days from the effective date of such registration statement, and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering.

11.            Notices.  All notices and other communications from the Company to the Registered Holder in connection herewith shall be mailed by certified or registered mail, postage prepaid, or sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, to the address last furnished to the Company in writing by the Registered Holder in accordance with this Section 11.  All notices and other communications from the Registered Holder to the Company in connection herewith shall be mailed by certified or registered mail, postage prepaid, or sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, to the Company at its principal office set forth below.  If the Company should at any time change the location of its principal office to a place other than as set forth below, it shall give prompt written notice to the Registered Holder and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice.  All such notices and communications shall be deemed delivered (i) two business days after being sent by certified or registered mail, return receipt requested, postage prepaid, or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery.

12. No Rights as Stockholder.  Until the exercise of this Warrant, the Registered Holder  agrees, by its acceptance hereof, that it shall not have or exercise any rights by virtue hereof as a stockholder of the Company.  Notwithstanding the foregoing, in the event (i) the Company effects a split of the Common Stock by means of a stock dividend and the Purchase Price of and the number of Warrant Shares are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), and (ii) the Registered Holder exercises this Warrant between the record date and the distribution date for such stock dividend, the Registered Holder shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

13. Amendment or Waiver.  Any term of this Warrant may be amended or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.  No waivers of any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

14. Section Headings.  The section headings in this Warrant are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

15. Governing Law.  This Warrant will be governed by and construed in accordance with the internal laws of the State of Nevada (without reference to the conflicts of law provisions thereof).

16. Interpretation.  As the context requires, all terms used herein in the singular shall extend to and include the plural, all terms used in the plural shall extend to and include the singular, and all terms used in either gender or the neuter shall extend to the other gender or be neutral.  All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as the identity of the parties hereto may require.

17. Facsimile  This Warrant may be executed by facsimile signature.

EXECUTED as of the Date of Issuance indicated above.

VeruTEK Technologies, Inc.

By:	/s/
Name
Title

PURCHASE FORM

To:_________________                               Dated:_________________

(1) The undersigned, pursuant to the provisions set forth in the attached Warrant (No. _____), hereby elects to purchase __________ shares of the Common Stock of VeruTEK Technologies, Inc., a Nevada corporation, covered by such Warrant, and tenders herewith payment of the exercise price in full, as applicable, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

[  ] in lawful money of the United States; or

[ ] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 1(a)(ii), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 1(a)(ii).

Signature: :_________________

Address:: _________________

EXHIBIT II

ASSIGNMENT FORM

FOR VALUE RECEIVED, _______________________________________________, the undersigned assignor, hereby sells, assigns and transfers all of the rights of the undersigned assignor under the attached Warrant (No. ______) with respect to the number of shares of Common Stock of VeruTEK Technologies, Inc., a Nevada corporation (the “Company”), covered thereby set forth below, unto:

Name of Assignee::_________________

Address :_________________

No. of Shares :_________________
__________
Attached hereto is an opinion of counsel that the assignment does not violate or is exempt from, any federal and state securities laws.   The Company may, in its sole discretion, decide whether such opinion is satisfactory, and Assignee and Assignor agree to any reasonable delay in transfer caused by such evaluation.  The undersigned assignee represents that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired by such assignee for investment and that such assignee will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof, except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws.  Further, the undersigned assignee acknowledges that it agrees to be subject to all of the terms of the Warrant as a “Registered Holder” and that upon exercise of the Warrant, such assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares purchased are being acquired for investment and not with a view toward distribution or resale in violation of applicable securities laws.

ASSIGNEE:                                                                                     ASSIGNOR:

Dated::_________________                                      Dated: :_________________
Signature: :_________________                               Signature: :_________________
Signature Guaranteed: :_________________          Signature Guaranteed: :_________________

By: :_________________                                            By: :_________________

The signatures should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.